CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of One Stop Systems, Inc. (the “Company”) of our report dated March 18, 2026, relating to our audits of the Company’s consolidated financial statements as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ HASKELL & WHITE LLP

Irvine, California

August 24, 2026